                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Grubb & Ellis Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Grubb & Ellis Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Grubb & Ellis Company (the "Company") to be held at 10:00 a.m., local time, on Thursday, November 16, 2000 in the Almond Room of the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois.

Stockholders of record at the close of business on September 21, 2000 (the "Record Date") may vote at the Annual Meeting.

A list of the stockholders who are entitled to vote at the meeting will be available for inspection by any stockholder for any purpose related to the meeting, during ordinary business hours, for ten days prior to the Annual Meeting, at the corporate headquarters.

The purposes of the meeting are:

  1. To elect seven (7) directors to the Board of Directors to serve for one year and until their successors are elected and qualified;

  2. To act upon a new stock option plan; and

  3. To transact any other business properly brought before the meeting.

The meeting will also provide an opportunity to review with you the business of the Company during the 2000 fiscal year and give you a chance to meet your directors.

Your vote is important to the Company. To be sure that your shares are represented at the meeting, whether or not you plan to attend, please complete, sign and date the enclosed proxy card and mail it as soon as possible in the enclosed reply envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

We look forward to seeing you at the meeting.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS

                                          [LOGO OF WALNER SIGNATURE]
                                          Robert J. Walner
                                          Corporate Secretary
                                          Grubb & Ellis Company
                                          2215 Sanders Road, Suite 400
                                          Northbrook, IL 60062

October 12, 2000

                             GRUBB & ELLIS COMPANY
                          2215 Sanders Road, Suite 400
                           Northbrook, Illinois 60062

                                PROXY STATEMENT

                               TABLE OF CONTENTS


                                  TOPIC                                    PAGE
-------------------------------------------------------------------------------

 QUESTIONS AND ANSWERS ABOUT VOTING                                          2

 ELECTION OF DIRECTORS                                                       5

    A.  Information About the Board and its Compensation                     5

    B.  Information About the Nominees for Director                          6

 APPROVAL OF THE GRUBB & ELLIS 2000 STOCK OPTION PLAN                        9

    A.  The Proposal                                                         9

    B.  Description of the Plan                                              9

    C.  Tax Information                                                     10

 STOCK OWNERSHIP INFORMATION                                                12

    A.  Stock Ownership Table                                               12

    B.  Section 16(a) Beneficial Ownership Reporting Compliance             14

 EXECUTIVE OFFICERS                                                         15

    A.  Information About Executive Officers                                15

    B.  Executive Compensation                                              17

    C.  Employment Contracts, and Termination of Employment and Change-
        in-Control Arrangements                                             19

    D.  Compensation Committee Interlocks and Insider Participation         22

    E.  Compensation Committee Report on Executive Compensation             22

    F.  Grubb & Ellis Stock Performance                                     24

 RELATED PARTY TRANSACTIONS                                                 26

                      QUESTIONS AND ANSWERS ABOUT VOTING

1.Q: What will I be voting on?
  A:(1)the election of seven directors;
    (2) a proposed new stock option plan; and
    (3) any other business properly before the meeting.

2.Q:How are directors nominated?
  A: Our Bylaws provide that nominations for director are made by written notice to the Secretary of the Company at least 14 days before the stockholders' meeting at which directors are to be elected. The Board of Directors nominated the candidates listed in this proxy statement at a regular Board meeting, and submitted the required notice. The Board has no reason to believe that any of the nominees will be unable to serve as a director of the Company. If someone is nominated and becomes unable to serve, then your signed proxy card will authorize Robert J. Walner and Blake W. Harbaugh, officers of the Company who are the proxy holders, to nominate someone else.

3.Q:What other business will be acted upon at the annual meeting?
  A: We know of no other business for the meeting. Your signed proxy card will authorize the proxy holders to vote on your behalf in their discretion on any other business that may properly be brought before the meeting.

4.Q:Who is soliciting my vote and how much does it cost the Company?
  A: Our Board of Directors is asking you to vote in favor of the nominees for director who were selected by the Board and identified in this proxy statement, and to vote in favor of the proposed stock option plan. Morrow & Co., Inc. was engaged to assist in distribution of the proxy materials to holders of stock brokerage accounts, at a fee of $2,000 plus expenses estimated at $2,000. Also, our employees and directors may solicit proxies as part of their assigned duties, at no extra compensation. The Company will pay the expenses related to this proxy solicitation.

5.Q:What information will I receive with this solicitation?
  A: You should have received with this proxy statement an annual report to stockholders for the 2000 fiscal year. Stockholders may request another copy of the annual report from Investor Relations, Grubb & Ellis Company, 2215 Sanders Road, Suite 400, Northbrook, IL 60062.

6.Q:Who has the right to vote?
  A: Stockholders as of the close of business on September 21, 2000 can vote.
     On that date, there were 19,881,027 outstanding shares of common stock of the Company. Each share is entitled to one vote. A majority of the outstanding shares is a quorum. Note: references to "shares," "common stock" or "stock" elsewhere in this proxy statement mean shares of common stock of the Company.

7.Q:How do I vote?
  A: Mark the boxes that show how you want to vote, sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the nominees listed on the card and FOR the stock option plan. You can cancel your vote by:

    .sending in another proxy card with a later date;

    .attending the meeting and voting by ballot; or

    .sending written notice to the Secretary of the Company.

8.Q:What does it mean if I get more than one proxy card?
  A: You should vote on each proxy card you receive. If you have an account
     "on record" with Computershare Investor Services, L.L.C., our stock registrar and transfer agent ("Computershare"), you will receive a proxy card with a reply envelope addressed to Computershare. For any accounts held in different ways, such as jointly with another person or in trust, you will receive separate proxy cards. If you have more than one account at Computershare and wish to consolidate the accounts, please call Shareholder Services at Computershare: Ph. (312) 360-5100. If you hold shares in a stock brokerage account, you will receive a proxy card or information about other methods of voting from your broker, and you will send your vote to your broker according to the broker's instructions. If you hold shares in our Employee Stock Purchase Plan, you will receive voting materials directly from E*TRADE--and you will send your vote back to E*TRADE (as you would for any stock brokerage account). For Grubb & Ellis shares held in your 401(k) plan account, you will receive voting instructions from the plan trustee, Fidelity Management Trust Company. If you do not vote your 401(k) plan shares, the trustee will not vote your shares.

9.Q:Who will count the votes?
  A: Computershare will act as inspector of election and tabulate the votes.

10.Q:What vote is needed to elect a director?
  A: A vote in favor of a nominee by a plurality of the shares voting at the meeting is needed to elect a director. Cumulative voting is not permitted. Where a proxy card has been voted "abstain," "withhold authority," or "broker non-vote," the shares are counted for quorum purposes, but are not considered cast for voting on a proposal or an election. "Broker non-vote" means that shares are held by a broker or in nominee name and the broker or nominee has signed and returned a proxy card to us, but for which the broker has no authority to vote because no instructions have been received from its customer.

11.Q:What vote is needed to approve the stock option plan?
  A: A vote in favor of the proposal by a majority of the shares voting is needed to adopt the plan.

12.Q:Do any stockholders have agreements about how they will vote their shares?
  A: Yes. Here is some information about two voting agreements involving certain principal stockholders and directors of the Company.

    There is an agreement ("1997 Voting Agreement") dated January 24, 1997, among Warburg, Pincus Investors, L.P. ("Warburg"); C. Michael Kojaian, a director of the

    Company, and Mike Kojaian (collectively, the "Kojaian Investors"); and The Goldman Sachs Group, Inc., successor to The Goldman Sachs Group, L.P. ("GS Group"), which was entered into in connection with certain financing transactions of the Company in 1996 and 1997. Under this agreement, the parties agreed to vote all of their shares of common stock for one director nominee designated by the Kojaian Investors ("Kojaian Nominee"), one director nominee designated by GS Group ("GS Nominee"), and all director nominees designated by Warburg ("Warburg Nominees"). The 1997 Voting Agreement provides that the Kojaian Nominee must be a Kojaian Investor or an officer or partner of a firm affiliated with the Kojaian Investors; each Warburg Nominee must be an officer of Warburg or one of its venture banking affiliates; and the GS Nominee must be an employee of Archon Group, L.P. or Goldman, Sachs & Co. ("Goldman Sachs"), or an affiliate of either firm. In order for the parties to this agreement to have the right to designate nominees, they must beneficially own the following minimum amounts of common stock: the Kojaian Investors or a controlled transferee (1,250,000 shares); Warburg (5,509,169 shares); and GS Group (1,250,000 shares). For the 2000 election of directors, Reuben S. Leibowitz and Ian C. Morgan have been designated as Warburg Nominees, C. Michael Kojaian has been designated as the Kojaian Nominee, and Todd A. Williams has been designated as the GS Nominee.

    A voting agreement entered into between Warburg and the Company in December 1997 ("Warburg Voting Agreement") provides that any time a matter is brought to a vote of our stockholders and Warburg holds more than 50% of the voting power of our common stock entitled to vote on the matter, then Warburg will vote its shares up to 50% of such voting power (the "Limit") in its discretion, subject to the 1997 Voting Agreement, and any shares in excess of the Limit will be voted in the same proportion as the other stockholders vote their shares.

    See also "Stock Ownership Information."

    To our knowledge, Warburg, the Kojaian Investors and GS Group intend to vote all of their shares of common stock in favor of all nominees for director listed in this proxy statement. Together, they have the power, without the vote of other stockholders, to elect all nominees to the Board.

13.Q: How can I as a stockholder arrange for a proposal to be included in next year's Company proxy statement?
  A: For your proposal to be considered for inclusion in NEXT YEAR's proxy statement, you can submit a proposal in writing to our Corporate Secretary at our headquarters by June 14, 2001. If you are eligible to submit the proposal, and if it is an appropriate proposal under proxy rules of the Securities and Exchange Commission ("SEC") and our Bylaws, it will be included.

14.Q: Will my proxy confer discretionary authority to vote on shareholder proposals next year?
  A: If we receive notice of a stockholder proposal after June 14, 2001 and before August 28, 2001, then the proposal does not need to be included in next year's proxy statement and the proxy holders would have discretionary authority to vote on the matter only under certain circumstances, provided that the matter is discussed in the proxy statement. If we receive notice of a stockholder proposal after August 28,

     2001, then the proxy holders can vote on such a proposal in their discretion based upon the signed proxy cards which have been returned to us, but the matter will not be discussed in the proxy statement and will not be listed on the proxy card (because the submission deadline will have been missed).

15.Q:  Who are our auditors?
  A: Ernst & Young LLP, independent public accountants, served as our auditors for the 2000 and 1999 fiscal years. It is anticipated that Ernst & Young LLP will be appointed by the Board of Directors as our auditors for the 2001 fiscal year as well. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be available to answer questions. They will have an opportunity to make a statement if they wish.

                             ELECTION OF DIRECTORS

A. Information About the Board and its Compensation

The Board of Directors was reduced to eight members when Neil Young resigned as Chairman of the Board, President and Chief Executive Officer effective May 25, 2000. John D. Santoleri and Sidney Lapidus, Warburg representatives on the Board, have declined to stand for re-election to the Board. Warburg has designated Ian C. Morgan as a Warburg Nominee, and the size of the Board will be further reduced to seven members, effective on the date of the Annual Meeting. The Board held six meetings during the fiscal year ended June 30, 2000. Each incumbent director attended at least 75% of the meetings of the Board and any Board committees on which he served, except Messrs. Lapidus and Santoleri. The Board has standing Audit and Compensation Committees, which are described below, and does not have a Nominating Committee.

Audit Committee. The charter of the Audit Committee was revised effective May 11, 2000. The primary function of the Committee is to provide assistance to the Board in fulfilling its oversight responsibility to the stockholders and others, relating to the corporate accounting functions, the systems of internal controls, and the quality and integrity of the financial reports of the Company. The responsibilities of the Committee include recommending to the Board the appointment of auditors, approval of the scope of the annual audit, and review of the following: a) the independence and performance of the auditors; b) the audit results and compliance with the auditors' recommendations; and c) financial reports to stockholders. In addition, the Committee approves the selection of any vendor utilized for internal auditing; and monitors our internal audit function, our accounting and the effectiveness of internal controls, and compliance with certain aspects of our conflicts-of-interest policy. The current members of the Audit Committee are R. David Anacker, Chairman, Joe F. Hanauer and Robert J. McLaughlin. The Audit Committee met twice during the 2000 fiscal year and otherwise conducted its business informally.

Compensation Committee. The functions of the Compensation Committee are the approval of compensation arrangements for our executive officers, administration of certain stock option and other compensation plans, and making recommendations to the Board regarding both the adoption of equity compensation plans in which directors and officers are eligible to participate and the award of equity incentives to our officers. The current members of the Compensation Committee are Reuben S. Leibowitz, Chairman, and Robert J. McLaughlin. During the 2000 fiscal year, the Compensation Committee met four times.

Compensation of Directors. Only outside directors (who are unaffiliated with the Company as officers or representatives of principal stockholders) receive compensation for serving on the Board and on its committees. Such compensation currently consists of an annual retainer fee of $20,000, a fee of $1,500 for each Audit Committee meeting attended, and a fee of $1,000 for each Board or other committee meeting attended. These fees are set by the Board. Under the 1993 Stock Option Plan for Outside Directors, outside directors each receive an option to purchase 10,000 shares of common stock upon the date of first election to the Board, with an exercise price equal to market value on such date. In addition, each outside director receives an option to purchase 8,000 shares of common stock upon successive fourth-year anniversaries of service. Directors other than members of the Compensation Committee are also eligible to receive stock options under the 1990 Amended and Restated Stock Option Plan.

B. Information About the Nominees for Director

The names of the persons who have been nominated by the Board for election as directors at the Annual Meeting are set forth below. There are no other nominees. Nominations for director are made by written notice to our Corporate Secretary, generally at least 14 days prior to the stockholders' meeting at which directors are to be elected. All nominees have consented to serve as directors if elected.

If any nominee becomes unable to serve as a director, the proxies will be voted by the proxy holders for a substitute person nominated by the Board, and authority to do so is included in the proxy. The Board has no reason to believe that any of the nominees will be unable to serve as a director of the Company.

The term of office of each nominee who is elected extends until the annual stockholders' meeting in 2001 and until his successor is elected and qualified.

R. David Anacker      65, has been Vice Chairman of Veriflo Corporation, an
                      industrial equipment manufacturing firm located in Richmond, California, since November 1991. From November
                      1959 to November 1991, he was associated with ABM
                      Industries, Inc. ("ABMI"), a property maintenance service firm located in San Francisco, California, serving as director from 1979 and as President and Chief
                      Executive Officer from March 1984 through October 1991.
                      He has also served as a consultant to ABMI. He served as a director of Grubb & Ellis Management Services, Inc.
                      ("Management Services") from August 1992 to July 1994.
                      Mr. Anacker has served as a director of the Company since May 1994.

Joe F. Hanauer        63, has been a general partner of Combined Investments,
                      L.P., an investment management business located in Laguna Beach, California whose investments include real estate, since December 1988. He served as Chairman of the Board of the Company from January 1993 to April
                      1997, as Executive Chairman from June 1994 to September
                      1994 and as Chief Executive Officer from July 1994 to
                      December 1995. Mr. Hanauer served as a director of Management Services from June 1993 until April 1997, and served

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

                      as a director and/or officer of certain other subsidiaries of the Company from February 1993 to December 1995. From February 1993 until July 1994, Mr. Hanauer, through Combined Investments, L.P., also provided operational and management services to the Company. From 1977 to December 1988, Mr. Hanauer was associated with Coldwell Banker Residential Group, Inc., serving as Chairman and Chief Executive Officer from 1984. He is also a director of MAF Bancorp, homestore.com, Inc., and LoopNet, Inc. Mr. Hanauer has served as a director of the Company since January 1993.

C. Michael Kojaian    38, the Kojaian Nominee, has been Executive Vice
                      President, a director and a shareholder of Kojaian
                      Management Corporation, a real estate investment firm headquartered in Bloomfield Hills, Michigan, since
                      January 1988. He is also a director of Flagstar Bancorp, Inc. and JPE, Inc., d/b/a ASCET, Inc. Mr. Kojaian was first elected as a director of the Company in December
                      1996 as a representative of the Kojaian Investors.

Reuben S. Leibowitz   53, a Warburg Nominee, has served as Chairman of the
                      Board of Directors of the Company since May 2000. He is also a Managing Director and member of E.M. Warburg, Pincus & Co., LLC (and its predecessor) ("Warburg
                      Pincus"), a private equity investment firm located in New York City. Warburg Pincus manages Warburg, the
                      Company's principal stockholder. Mr. Leibowitz is also a general partner of Warburg, Pincus & Co. ("WP"), a firm which acts as general partner of Warburg. He has been associated with Warburg Pincus since 1984. He is also a director of Chelsea GCA Realty, Inc., Lennar Corporation and a number of private companies. Mr. Leibowitz was first elected as a director of the Company in January
                      1993 as a representative of Warburg.

Robert J. McLaughlin  67, is President of The Sutter Group, a management consulting firm located in Larkspur, California which he founded in 1982. Mr. McLaughlin has served as a director of the Company since September 1994.

Ian C. Morgan         29, a Warburg Nominee, has been an Associate at Warburg
                      Pincus since May 2000. He also serves as a director of WP Storage Mart, a Warburg Pincus portfolio company which invests in and develops self-storage facilities, and as Vice President of WP Storage Inc., a real estate investment trust sponsored by an affiliate of Warburg
                      Pincus. From July 1999 to May 2000, Mr. Morgan was an
                      Associate in the Finance Group of Lend Lease Real Estate
                      Investments in New York City. During the summer of 1998, he was a Summer Associate in the Principal Transaction group of Credit Suisse First Boston, in New York. From
                      January 1994 through December 1997, he served as a Supervisor in the Corporate Financial Services division of Coopers & Lybrand in Riga, Latvia.

Todd A. Williams      40, the GS Nominee, has been a Managing Director since
                      December 1997 within the Real Estate Principalling
                      Investment Area ("REPIA") of Goldman Sachs & Co., an investment banking firm located in New York City which is an affiliate of The Goldman Sachs Group, Inc., a principal stockholder of the Company ("Goldman Sachs").
                      Prior to that time, he served as a Vice President of REPIA. He is responsible for portfolio management, development/redevelopment and disposition of investments of Whitehall Street Real Estate Funds, a series of funds sponsored by Goldman Sachs ("Whitehall"), and the Goldman Sachs Emerging Markets Fund. Prior to the formation of REPIA in 1991, Mr. Williams served as an associate of the Real Estate Investment Banking Group of
                      Goldman Sachs, in New York and Los Angeles. Mr. Williams serves on the Whitehall Investment Committee and as a director of Archon Group, L.P., Wellsford Commercial
                      Properties Trust, Troon Golf Corp., and Bangkok Capital
                      Alliance Co., Ltd. Mr. Williams was elected as a director of the Company in January 1997 as a representative of Goldman Sachs.

 The Board unanimously recommends that the stockholders vote FOR the election of all nominees to the Board of Directors.

             APPROVAL OF THE GRUBB & ELLIS 2000 STOCK OPTION PLAN

A. The Proposal

The Grubb & Ellis 2000 Stock Option Plan was approved by the Board on September 12, 2000 and will be effective November 16, 2000, if approved by the stockholders. The proposed plan authorizes the grant to our key employees of options to buy an aggregate of 1,500,000 shares of our common stock.

The Board recommends that you approve this plan. The Board believes that stock options provide an important incentive in attracting and retaining key employees. As of October 6, 2000, there were outstanding options to purchase 3,185,530 shares and 1,164,874 shares available for grant under our existing employee stock option plans. The Board believes that the employees who will be eligible to receive options granted under the plan will be people who are in positions to make significant contributions to our business and future performance. In addition, we believe that having an adequate pool of shares available for stock options will be an important recruitment and retention tool for us.

B. Description of the Plan

The following summary of the plan is qualified in its entirety by the complete text of the plan, copies of which have been filed with the SEC and which may also be obtained from us by any stockholder.

Eligibility. Approximately 500 of our employees would be considered "key employees," including the six executive officers, and therefore eligible for the grant of options under the plan. Because the plan has not yet been adopted and no options have yet been granted thereunder, the benefits to be received by the persons who are eligible are not able to be determined as of the date of this proxy statement.

Types of Options That Can Be Granted. Under the plan, either "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code, as amended (the "Code"), or non-qualified options, which do not qualify for treatment as incentive stock options, may be granted.

  Incentive Stock Options. Each ISO may have a term no longer than ten years from the date of grant, except that ISOs granted to an optionee who owns stock representing more than 10% of the total voting power of all classes of stock of the Company ("Ten-Percent Holder") at the date of grant may not be exercisable more than five years after the date of grant. The exercise price of each ISO granted must be 100% of the fair market value per share of the common stock on the date of grant, subject to the requirement that the exercise price of ISOs granted to a Ten-Percent Holder must not be less than 110% of the fair market value per share at the date of grant. No ISO may be granted after November 16, 2010 under the plan. To the extent that the fair market value of the stock with respect to which an ISO is exercisable exceeds $100,000 for each calendar year, it will not receive ISO treatment.

  Non-Qualified Options. Under the plan, non-qualified options ("NQSOs") may be granted with such terms as the administrator determines, including terms related to the exercise price, vesting and expiration of the options.

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

  Both ISOs and NQSOs. The aggregate exercise price may be payable in cash, by delivery of common stock, or by a combination of both. Certain forms of cashless exercise approved by the administrator will be available as well. Vesting of options will accelerate upon certain conditions related to a change of control of the Company or at the discretion of the administrator. No option granted under the plan may be assigned or transferred by the optionee except to immediate family members under certain circumstances approved by the administrator, or upon death.

Administration of the Plan. The plan will be administered by the Compensation Committee of the Board, except that the Board of Directors will be the administrator with respect to those officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). The administrator is authorized, among other powers, to determine the persons to whom options will be granted, the number of option shares to be granted, and the exercise price, term and vesting requirements of options, subject to the terms of the plan.

Amendment and Termination of the Plan. The plan will terminate upon issuance of all shares reserved for the plan or earlier upon termination by the Board. The administrator may amend the plan.

Adjustments to the Securities Subject to the Plan. The plan provides for appropriate adjustments in the number and kind of securities authorized for the plan and will also permit similar adjustments to outstanding options in the event of a stock split, stock dividend or certain other types of recapitalizations. In addition, the administrator will be authorized to provide such adjustments or other benefits in certain circumstances related to a change of control of the Company.

Current Market Price. The closing market price of our stock as reported on the New York Stock Exchange Composite Tape as of October 6, 2000 was $5.50 per share.

C. Tax Information

The plan is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code, nor an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The following summary is for general information only and is limited to the federal income tax consequences of the grant and exercise by cash payment of options granted under the plan, and the sale of shares upon option exercise, based upon current tax laws and regulations, which are subject to change. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal circumstances.

Incentive Stock Options. There is no taxable event to either the Company or the optionee at the date of grant or exercise of an ISO; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee for purposes of the alternative minimum tax. The amount realized by an optionee upon the sale of stock issued on exercise of an ISO over the aggregate exercise price of the shares is taxable as long-term capital gain, and no deduction is available to the Company, provided that the sale occurs at least two years from the date of grant and at least one year from the date of exercise of the option ("Holding Period"). If an optionee sells the shares acquired through exercise of the option prior to the end of the

Holding Period ("disqualifying disposition"), then the optionee will realize ordinary income to the extent that the lower of the fair market value of the shares at the date of exercise or the sales price exceeds the exercise price, and the Company has a corresponding tax deduction. Such ordinary income realized by an optionee who is an employee is subject to withholding of taxes. Any additional gain realized upon sale would be taxable as capital gain.

Non-Qualified Stock Options. There is no taxable event to either the Company or the optionee at the date of grant of an NQSO. Upon exercise of an NQSO under the plan, the optionee will realize ordinary income based upon the difference between the fair market value of the underlying common stock at the date of exercise and the exercise price, and the Company will have a corresponding tax deduction. Such ordinary income realized by an optionee who is an employee is subject to withholding of taxes. An optionee's basis in the stock for purposes of determining his gain or loss on the subsequent disposition of the shares will generally be the fair market value of the underlying common stock on the date of the exercise of the option. Such gain or loss upon sale will be treated as short- or long-term capital gain or loss depending upon the holding period.

The Code differentiates between ordinary income tax rates and the tax rates on capital gains and losses.

  The Board unanimously recommends that the stockholders vote FOR the Grubb &
                         Ellis 2000 Stock Option Plan.

                          STOCK OWNERSHIP INFORMATION

A. Stock Ownership Table

The following table shows the share ownership as of August 18, 2000 by persons known by us to be beneficial holders of more than 5% of our outstanding common stock, directors, named executive officers, and all current directors and executive officers as a group. Unless otherwise noted, the persons listed have sole voting and disposition powers over the shares held in their names, subject to community property laws if applicable.

                            Amount and Nature of            Percent of    Percent of
                            Beneficial Ownership            Class(/1/) Voting Power(/2/)
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
  Principal Stockholders:
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
  Warburg, Pincus
   Investors, L.P.               10,443,339(/3/)               49.2%         45.8%
  The Goldman Sachs Group,
   Inc.                           2,500,000(/4/)               12.5%         12.5%
  C. Michael Kojaian (also
   a director)                    1,536,855(/5/)                7.7%          7.3%
  Mike Kojaian                    1,536,857(/5/)                7.7%          7.3%
  Robert Fleming Inc.             1,677,998(/6/)                8.4%          8.4%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
  Directors and Nominees:
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
  R. David Anacker                   10,000(/7/)                  *             *
  Joe F. Hanauer                  1,008,323(/7/)(/8/)           4.9%          2.1%
  Sidney Lapidus                          0(/3/)                 --            --
  Reuben S. Leibowitz                 7,000(/3/)(/9/)             *             *
  Robert J. McLaughlin                5,000(/7/)                  *             *
  Ian C. Morgan                           0                      --            --
  John D. Santoleri                       0(/3/)                 --            --
  Todd A. Williams                        0(/4/)                 --            --
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
  Named Executive
   Officers:
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
  Neil Young                          3,372                       *             *
  Maureen A. Ehrenberg               62,546(/7/)                  *             *
  Douglas P. Frye                    80,418(/7/)                  *             *
  Steven J. Kaplan                   32,500(/7/)                  *             *
  John G. Orrico                     65,641(/7/)                  *             *
  Brian D. Parker                    59,324(/7/)                  *             *
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
  All Current Directors
   and Executive
   Officers as a Group (14
   persons):                      2,998,812(/7/)(/9/)(/10/)    14.4%         10.4%

---------------------

  * Does not exceed 1.0%.

 (1) The percentage of shares of Company common stock shown for each person in this column assumes that such person, and no one else, has exercised any currently outstanding warrants, options or convertible securities held by him or her.

(2) The percentage of voting power means the amount of common stock actually held by each person on August 18, 2000, in relation to the total number of shares of common stock held by all stockholders on that date. In this method, no options or warrants are counted either for that person or others. The Record Date for purposes of voting at the 2000 Annual Meeting is September 21, 2000, and therefore, the voting power may be different on that date.

(3) Warburg, Pincus Investors, L.P., 466 Lexington Avenue, New York, NY 10017. At August 18, 2000, Warburg beneficially owned 10,443,339 shares of common stock through its ownership of 9,105,981 shares of common stock and currently exercisable warrants to purchase an aggregate of 1,337,358 shares of common stock. The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("Warburg Pincus"), manages Warburg. Lionel I. Pincus is the managing partner of WP and the managing member of Warburg Pincus and may be deemed to control both of them. Each of Messrs. Lapidus, Leibowitz and Santoleri, directors of the Company, is a Managing Director and member of Warburg Pincus and a general partner of WP. As such, they may each be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange
    Act) in an indeterminate portion of the shares of common stock beneficially owned by Warburg. Messrs. Lapidus, Leibowitz and Santoleri disclaim beneficial ownership of these shares.

(4) The Goldman Sachs Group, Inc., 85 Broad Street, New York, NY 10004. Shares reported for GS Group include 175,000 shares of common stock held by Archon Group, L.P. ("Archon"). Archon is a majority-owned subsidiary of GS Group. The general partner of Archon is Archon Gen-Par, Inc. ("AGP"), which is a wholly owned subsidiary of GS Group. Mr. Williams, an officer of Goldman Sachs, an officer of AGP, and a director of Archon, disclaims beneficial ownership of shares beneficially owned by GS Group. 20 shares of common stock held in discretionary client accounts by Goldman Sachs are excluded.

(5) The Kojaian Companies, 39400 Woodward Avenue, Suite 250, Bloomfield Hills, MI 48304. At August 18, 2000, C. Michael Kojaian beneficially owned 1,536,855 shares of common stock through his direct ownership of 1,393,427 shares of common stock and through his joint ownership of 143,428 shares of stock with Mike Kojaian, his father. Mike Kojaian beneficially owned 1,536,857 shares of common stock through his direct ownership of 1,393,429 shares of common stock and through his joint ownership of the above-referenced 143,428 shares. Pursuant to the rules established under the Exchange Act, the Kojaian Investors may be deemed to be a "group," as defined in Section 13(d) of such Act. Each of the Kojaian Investors does not affirm the existence of such a group and disclaims beneficial ownership of shares of common stock solely owned by the other Kojaian Investor. For purposes of calculating voting power, the number of shares jointly owned was divided in half between the two Kojaian Investors.

(6) Robert Fleming Inc., 320 Park Avenue, 11th and 12th Floors, New York, NY 10022. The voting power with respect to these shares is shared with Robert Fleming Holdings, Ltd., the parent company of Robert Fleming Inc.

(7) Includes options under our stock option plans which are currently or by October 19, 2000 will be exercisable for the following numbers of shares:
    Mr. Anacker - 2,000; Mr. Hanauer - 237,850; Mr. McLaughlin - 2,000; Ms. Ehrenberg - 58,500; Mr. Frye - 52,500; Mr. Kaplan - 32,500; Mr. Orrico - 61,000; Mr. Parker - 52,500; and all current directors and executive officers as a group - 576,850.

(8) At August 18, 2000, Mr. Hanauer beneficially owned 1,008,323 shares of common stock, which consisted of the following: his direct ownership of 14,497 shares of common stock and an option granted under a Company stock option plan which is exercisable for 237,850 shares; and his indirect ownership of a) 319,607 shares of common stock and currently exercisable warrants to purchase an aggregate of 348,541 shares of common stock held in a trust of which Mr. Hanauer is the trustee and he, his wife and children are beneficiaries; and b) 87,828 shares held by a charitable remainder trust of which Mr. Hanauer and his wife are beneficiaries during their lives, and his daughter is a trustee. Mr. Hanauer disclaims beneficial ownership of the 87,828 shares held in the charitable remainder trust, except to the extent of his pecuniary interest in them.

(9) Includes 2,000 shares owned by Mr. Leibowitz' mother-in law and wife, and 5,000 shares owned by a trust in which the same relatives are trustees. Mr. Leibowitz disclaims beneficial ownership of all 7,000 shares.

(10) Excludes shares beneficially owned by: a) Warburg as to which Messrs. Lapidus, Leibowitz, Morgan and Santoleri disclaim beneficial ownership;
     b) GS Group as to which Mr. Williams disclaims beneficial ownership; and
     c) Mike Kojaian, as to which Mr. C. Michael Kojaian disclaims beneficial ownership; as described above.

B. Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, the chief accounting officer and 10+% stockholders ("Insiders") to file reports with the SEC and the New York Stock Exchange showing their ownership and changes in ownership of Company securities, and to send copies of these filings to us. To our knowledge, based upon review of copies of such reports we have received and based upon written representations that no other reports were required, during the year ended June 30, 2000, the Insiders complied with all Section 16(a) filing requirements applicable to them, except that Douglas
P. Frye filed a Form 5 after its due date to report one transaction that should have been reported on Form 4; and Neil Young filed a Form 4 late to report the cancellation of his stock options and a related cash payment.

                              EXECUTIVE OFFICERS

A. Information About Executive Officers

Maureen A. Ehrenberg  41, has served as a member of the Office of the
                      President of the Company since May 2000, and as President of Management Services since February 1998. She also serves as a director and/or officer of certain subsidiaries of the Company. From July 1997 to February 1998 Ms. Ehrenberg served as Central Regional President of Management Services. From September 1991 to June 1997, she was associated with PREMISYS Real Estate Service Inc. ("PREMISYS"), a property management firm headquartered in Houston, Texas, serving as Regional Vice President for the Midwest from June 1992, and as District Vice President prior to that time. PREMISYS was acquired by Cushman & Wakefield in September 1997. From January 1989 to September 1991, Ms. Ehrenberg served as Regional Vice President of the Midwest and West Regions of First Office Management, a subsidiary of The Equity Group located in Chicago, Illinois. From July 1986 to January 1989, she served as Vice President Asset Management for Rubloff Inc. in Chicago, and from December 1983 to June 1986 she was associated with The Balcor Company, the real estate investment subsidiary of American Express Company located in Skokie, Illinois, serving, from latest to earliest, as Director of Financial Training, District Manager Trainee and Commercial Financial Analyst.

Douglas P. Frye       40, has served as President of the Company's Financial
                      Services Group (formerly named the Institutional
                      Services Group) since July 1997 and as Director of such Group from March 1995 to July 1997. He also serves as a director and/or officer of certain subsidiaries of the Company. Mr. Frye served as Director of the Investment
                      Properties Division in the Rosemont, Illinois office of the Company from April 1990 to March 1995. From November
                      1988 to April 1990, he served as Vice President of Acquisitions for The Shidler Group, a real estate services firm located in Chicago, Illinois. From
                      September 1984 to November 1988, he served as Investment
                      Specialist in the Rosemont office of the Company.

Blake W. Harbaugh     36, has served as Senior Vice President and Chief
                      Financial Officer for the Company since January 2000. He also serves as a director and/or officer of certain subsidiaries of the Company. Mr. Harbaugh served as Vice
                      President and Corporate Controller of the Company from April 1997 to January 2000. From May 1993 to April 1997, he was associated with Management Services, serving as Vice President and Controller from October 1996 to April
                      1997, and as Director of Corporate Accounting prior to that time. He was an audit manager for Coopers &
                      Lybrand, LLP from September 1986 to April 1993.

John G. Orrico        44, has served as a member of the Office of the
                      President of the Company since May 2000. He has also served as President, Real Estate Advisory Services
                      (formerly called Transaction Services) for the Company since February 1998, and as President of the Eastern
                      Region of the Company from July 1997 to February 1998.
                      He also serves as a director and/or officer of certain subsidiaries of the Company. From July 1994 through June
                      1997, he served as Senior Vice President and District
                      Manager of the central and northern New Jersey commercial offices of the Company. From May 1990 through May 1994, Mr. Orrico served as President of the
                      Commercial Real Estate Division of K. Hovnanian
                      Investment Properties, Inc., a real estate development firm located in Red Bank, New Jersey, and from September
                      1982 to May 1990 he served as Executive Vice President of National Realty & Development Corp., a real estate development firm located in Purchase, New York.

Brian D. Parker       49, has served as a member of the Office of the
                      President of the Company since May 2000. He has also served as Executive Vice President since February 1999 and as Senior Vice President prior to that time. He was the Chief Financial Officer of the Company from October
                      1996 to January 2000. He also serves as a director and/or officer of certain subsidiaries of the Company.
                      From March 1986 to October 1996, Mr. Parker was associated with The Balcor Company, the real estate investment subsidiary of American Express Company located in Skokie, Illinois, serving as Chief Financial
                      Officer and Senior Vice President from April 1995 to
                      October 1996, and serving in various other financial management positions prior to that time. During his association with The Balcor Company, he also served as director of several of its subsidiaries.

Robert J. Walner      53, has been Senior Vice President, General Counsel and
                      Corporate Secretary of the Company since January 1994.
                      He also serves as a director and/or officer of certain subsidiaries of the Company, including Management
                      Services, serving as a director since May 1997 and as a Senior Vice President since October 1996. From August
                      1992 to January 1994, Mr. Walner was engaged in a private law and consulting practice, and was of counsel to Lawrence Walner & Associates, Ltd. in Chicago,
                      Illinois, a law firm specializing in state and federal class action litigation on a national basis. From
                      November 1979 to August 1992, he was Senior Vice
                      President, General Counsel and Corporate Secretary of
                      The Balcor Company, the real estate investment subsidiary of American Express Company located in Skokie, Illinois.

B. Executive Compensation

The table below shows compensation earned, including deferred compensation, for services in all capacities with the Company and its subsidiaries for the fiscal years ended June 30, 2000, 1999 and 1998 by the following executives:

  a) the person who served as Chief Executive Officer for the 2000 fiscal year;

  b) each of the other four most highly-compensated executive officers of the Company as of June 30, 2000; and

  c) one other person who served as an executive officer during the 2000 fiscal year and for whom information would have been provided had he been serving as an executive officer at the end of the fiscal year.

The bonuses for every executive other than Mr. Young represent payments made during the fiscal year indicated for services rendered during the previous calendar year.

                          SUMMARY COMPENSATION TABLE


                                                       Long-Term
                                                      Compensation
                                 Annual Compensation     Awards
                                 -------------------- ------------
                                                       Securities
                                                       Underlying   All Other
       Name and Principal             Salary   Bonus  Options/SARs Compensation
          Position(/1/)          Year   ($)     ($)        (#)(/2/)  ($)(/3/)
  -----------------------------  ---- ------- ------- ------------ ------------
  Neil Young                     2000 450,000 491,000         0      814,000
   Chairman and Chief Executive  1999 425,000 250,000         0        3,000
   Officer(/4/)                  1998 425,000 270,000         0        3,000

  Maureen A. Ehrenberg           2000 288,000 185,000   112,000        3,000
   Member, Office of the         1999 263,000 150,000    12,000        3,000
    President
   and President, Management     1998 218,000  30,000   100,000        2,000
   Services

  Douglas P. Frye                2000 275,000 137,000    50,000        3,000
   President, Financial          1999 225,000 135,000    25,000        3,000
   Services Group                1998 200,000  40,000         0        3,000

  Steven J. Kaplan(/5/)          2000 275,000  93,000   200,000        1,000
   Executive Vice President and  1999      --      --        --           --
   Chief Operating Officer       1998      --      --        --           --

  John G. Orrico                 2000 313,000 185,000   112,000        2,000
   Member, Office of the         1999 275,000 150,000    12,000        3,000
   President and President,      1998 219,000  40,000    50,000        3,000
   Real Estate Advisory
   Services

  Brian D. Parker                2000 213,000 148,000    50,000        3,000
   Member, Office of the         1999 188,000 100,000    25,000        3,000
   President and Executive Vice  1998 175,000  35,000         0        3,000
   President

---------------------
(1) Mr. Young resigned as Chairman, President and Chief Executive Officer on May 25, 2000. Messrs. Orrico and Parker and Ms. Ehrenberg were then appointed by the Board as members of the Office of the President. Ms. Ehrenberg was appointed President, Management Services in February 1998. Prior to that time, she served as Central Regional President of Management Services. Mr. Orrico was appointed President, Real Estate Advisory Services in February 1998. He served as President, Transaction Services, Eastern Region from July 1997 to February 1998. Mr. Kaplan was appointed as Executive Vice President and Chief Operating Officer effective August 2, 1999 and resigned his positions effective May 15, 2000. Mr. Frye has served as President of the Financial Services Group (and its predecessor group) for the entire reported periods. Mr. Parker has served as Executive Vice President since February 1999, and he was Chief Financial Officer from October 1996 to January 2000, and Senior Vice President from October 1996 to February 1999.

(2) The amounts represent options to purchase the numbers of shares of common stock indicated.

(3) The amounts represent Company contributions made during each calendar year following the 1999, 1998, and 1997 plan years (calendar years) to the 401(k) plan accounts of the designated individuals, unless otherwise indicated in these footnotes.

(4) Pursuant to Mr. Young's separation agreement, he will serve as a consultant to the Company from July 1 through December 31, 2000, at a fee of $225,000, payable in installments; received payment of $1,622,125 by the Company for repurchase of his stock options (of which $811,063 was paid in the 2000 fiscal year and included in All Other Compensation in the table); and will receive payments equivalent to one year's base pay, perquisites and benefits at various dates through December 31, 2001. Please see Employment Contracts, and Termination of Employment and Change-in-Control Arrangements below, for more information.

(5) Pursuant to Mr. Kaplan's separation agreement, he will provide transitional services to the Company through December 31, 2000, unless he accepts a position with another company prior to that time. In addition, he received certain contingent rights to cash payments in respect of the option to purchase 130,000 shares of the 200,000-share option set forth in the table, in return for cancellation of the remainder of the option. Please see Employment Contracts, and Termination of Employment and Change-in-Control Arrangements below, for additional information.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            Potential
                                                                       Realizable Value at
                                                                         Assumed Annual
                                                                         Rates of Stock
                                                                       Price Appreciation
                                                                           For Option
                           Individual Grants                                Term(/1/)
  ----------------------------------------------------------------------------------------
                          Number of    Percent of
                          Securities     Total
                          Underlying  Options/SARs Exercise
                         Options/SARs  Granted to  or Base
                         Granted(/2/) Employees in  Price   Expiration
          Name               (#)      Fiscal Year   ($/Sh)     Date     5% ($)   10% ($)
  ---------------------  ------------ ------------ -------- ---------- -------- ----------
  Neil Young                     0         --         --        --        --        --
  Maureen A. Ehrenberg     112,000       13.25%    $5.8125   11/18/09  $409,410 $1,037,526
  Douglas P. Frye           50,000        5.91%    $5.8125   11/18/09  $182,773 $  463,181
  Steven J. Kaplan(/3/)    200,000       15.38%    $4.7500   08/19/09  $388,342 $  984,136
  John G. Orrico           112,000       13.25%    $5.8125   11/18/09  $409,410 $1,037,526
  Brian D. Parker           50,000        5.91%    $5.8125   11/18/09  $182,773 $  463,181

---------------------
(1) The potential realizable value is calculated from the market price per share on the date of grant, assuming the common stock appreciates in value at the stated percentage rate from the date of grant of an option to the expiration date. The exercise prices of the options set forth in the table were equal to the market prices on the dates of grant. Actual gains, if any, are dependent on the future market price of the common stock. The closing market price of the common stock on the New York Stock Exchange Composite Tape on October 6, 2000 was $5.50 per share.

(2) The amounts represent options to purchase the specified numbers of shares of common stock granted under Company stock option plans at exercise prices based upon the fair market value on the dates of grant. All the options were granted on November 18, 1999 except that Mr. Kaplan's option was granted on August 19, 1999. Each option vests in four equal, annual installments and expires ten years from the date of grant. Vesting accelerates upon certain conditions related to changes of control of the Company or at the discretion of the Board. Pursuant to Mr. Kaplan's separation agreement, a portion of his option representing the right to purchase 70,000 shares was cancelled effective May 11, 2000.

(3) Upon termination of Mr. Kaplan's employment on or before December 31, 2000, his unvested options will lapse and his vested options will be exercisable for 3 months.

        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                               OPTION/SAR VALUES

                                             Number of Securities  Value of Unexercised
                                            Underlying Unexercised     In-the-Money
                         Shares                Options/SARs at       Options/SARs at
                        Acquired                  FY-End (#)            FY-End ($)
                           on      Value    ---------------------- --------------------
                        Exercise  Realized       Exercisable/          Exercisable/
          Name             #        ($)         Unexercisable       Unexercisable(/1/)
  --------------------  -------- ---------- ---------------------- --------------------
  Neil Young(/2/)       465,000  $1,622,125                0/0                 $0/$0
  Maureen A. Ehrenberg        0          --     50,500/173,500             $0/$7,000
  Douglas P. Frye             0          --      36,250/88,750       $37,500/$28,125
  Steven J. Kaplan            0          --          0/130,000           $0/$146,250
  John G. Orrico              0          --     58,000/166,000             $0/$7,000
  Brian D. Parker             0          --      36,250/88,750       $48,750/$35,625

--------------------
(1) The value of the in-the-money options at fiscal year-end was calculated based on the closing price of the common stock as reported on the New York Stock Exchange on June 30, 2000 ($5.8750 per share).

(2) Represents options to purchase 465,000 shares which were acquired by the Company for cash payments described below.

C. Employment Contracts, and Termination of Employment and Change-in-Control Arrangements

CEO Employment and Separation Agreements. Neil Young was Chairman of the Board of the Company from April 1997, and President and Chief Executive Officer of the Company from February 22, 1996, until his resignation from such positions on May 25, 2000. He had an employment contract with the Company during the term of his service as Chief Executive Officer. When the initial term expired in June 1999, the agreement was extended through June 2000. Under the agreement, for each of the 1998 and 1999 fiscal years, Mr. Young received an annual salary of $425,000, and bonuses of $270,000 and $250,000, respectively. For the 2000 fiscal year, he received an annual salary of $450,000, and his incentive compensation program included eligibility to receive a bonus equal to 100% of his salary, subject to a minimum of $200,000, and was otherwise based upon Company performance with respect to its EBITDA margin, net income and revenue. He received a bonus of $491,000 for the 2000 fiscal year.

In 1996, Mr. Young also received, under his employment contract, a non-qualified option to purchase 450,000 shares of common stock at an exercise price of $2.375 per share, which was the fair market value of the common stock at the date of grant of the option. The option had a ten-year term; vested in five, equal annual installments, beginning with December 31, 1996; and provided for acceleration of vesting upon termination of Mr. Young's employment a) after June 29, 2000, or b) upon a material reduction in his responsibilities following an event which results in a stockholder other than Warburg or its affiliates owning more than 25% of the outstanding common stock. The agreement also provided that in the event that the Company terminated the employment of Mr. Young prior to expiration of the agreement as extended for any reason, he would receive the equivalent of one year's salary and benefits and a pro-rata share of his bonus, and if the Company did not renew Mr. Young's employment agreement beyond its expiration in June 2000, he would receive the equivalent of one year's salary.

In May 2000, in connection with his resignation, the Company and Mr. Young entered into a separation agreement pursuant to which he: a) was paid his regular salary and benefits through June 30, 2000; b) will serve as a consultant to the Company from July 1 through December 31, 2000, at a fee of $225,000, payable in installments; c) received payment of $1,622,125 by the Company in two equal installments in June and August 2000 for repurchase of his options to purchase 465,000 shares; and d) will receive payments ("Separation Pay") at various dates through December 31, 2001 equivalent to one year's base salary, benefits and perquisites. In addition, in the event that the closing prices of our common stock exceed $7.00 per share for twenty consecutive days prior to December 31, 2000, Mr. Young will receive a payment of $302,250. The separation agreement also provided that the bonus that Mr. Young would receive for services during the 2000 fiscal year would be the sum of 1) the bonus calculated pursuant to the above-described terms of his employment contract, pro-rated through April 30, 2000, and 2) because Company performance results were not available for the final two months of the fiscal year, two months' salary. The separation agreement also provides that if the Company contracts for a "Change of Control," as that term is defined in the Executive Change of Control Plan (see below), prior to December 31, 2000, which results in such a Change of Control, then Mr. Young will receive the benefits of such plan less the Separation Pay.

COO Separation Agreement. Steven J. Kaplan joined the Company as Executive Vice President and Chief Operating Officer in August 1999, and resigned such positions effective May 15, 2000. The Company and Mr. Kaplan entered into a separation agreement which provides for the continuation of his employment at his existing salary through the earlier of the date that he secures a position with another company or December 31, 2000. In addition, in return for cancellation of his option to purchase 70,000 shares of Company common stock at an exercise price of $4.75 per share, the Company agreed that in the event of a change of control of the Company, as described in the 1998 Stock Option Plan, prior to December 31, 2000, vesting of the option to purchase the 130,000 shares would be accelerated. Moreover, if Mr. Kaplan's employment has terminated prior to December 31, 2000, and his option has expired wholly or partly unexercised, and if such a change of control occurs or is contracted for prior to December 31, 2000, then Mr. Kaplan will receive a cash payment per expired option share equal to the spread between the consideration per share paid to other option holders on account of such a change of control and his exercise price per share.

Executive Change of Control Plan. Pursuant to a plan approved by our Board of Directors effective May 10, 1999, and as amended effective February 10 and June 1, 2000, our executive officers, the Vice President/Human Resources and the Vice President/Chief Information Officer are eligible to receive certain compensation and benefits if their employment with the Company is affected by a "Change of Control" of the Company ("COC Plan"). A "Change of Control," for purposes of the plan, includes the acquisition of 25% or more of our outstanding common stock, a change of a majority of directors on the Board, a merger, a sale or liquidation of the Company, subject to certain exceptions related to current principal stockholders and directors; or a reduction in the ownership by current principal stockholders to under 45%. If a Change of Control occurs, we have committed to employ each covered executive for two years, or otherwise to compensate the executive if his or her employment is terminated without cause during that period. The plan gives each executive officer the opportunity to terminate employment during a 30-day window period after six months have elapsed from a Change of Control, and receive benefits under the plan. During the two-year employment period, each covered executive is to receive compensation and benefits commensurate with levels existing before the Change of Control. Upon termination of employment within the two-year period, other than for cause, the executive will receive compensation equal to two years' salary and two years of the highest previous bonus ("Highest Annual Bonus" as defined in the plan); provided that if an executive resigns during the 30-day window period without his or her employment having been adversely affected as a result of the Change of Control, then he or she will receive the two years' salary and one year's bonus. In addition, standard benefits and perquisites or their equivalents are to be provided for two years if the executive's employment is terminated during the two-year period. The plan is effective for three years, and will generally be renewed automatically on an annual basis for a three-year period rolling forward. The plan can only be terminated with respect to an affected executive by mutual agreement of the executive and the Company.

Executive Incentive Bonus and Severance Plan. Effective June 1, 2000, our Board of Directors also approved an Executive Incentive Bonus and Severance Plan, pursuant to which the executive officers and the Vice President/Human Resources of the Company ("participants") received incentive compensation equal to 20% of their respective annual salaries on September 15, 2000, provided they each continued in the employ of the Company through that date or were otherwise terminated without cause. In addition, the plan provides for payments equal to the greater of 80% of the participant's calendar year 2000 target bonus or the bonus actually earned by the participant for the calendar year 2000, without taking into account non-recurring charges of the Company.

In addition, the plan provides that if a participant is terminated without cause or if his or her position is reduced or otherwise adversely affected, then the participant will be entitled to the following ("Severance Pay"): a) base salary and earned bonus pro-rated to the date of termination; b) one year's base pay; c) continuation of benefits and perquisites or their equivalent for one year; and d) with respect to vested options held by the participant at termination -- one of the following alternatives to be elected by the Company, or if not elected, then chosen by the participant: 1) we will repurchase the vested options at a cash price per share equal to the spread between the average closing price on the New York Stock Exchange for the five days prior to termination and the exercise price(s) of the options; 2) we will attempt to facilitate a purchase of the shares exercised; or 3) we will extend the expiration date of the options to twelve months after termination of employment and permit payment of the exercise price of the options by deduction of a sufficient number of the shares exercised to cover the purchase price. If the participant becomes entitled to benefits under the COC Plan, the participant will not be entitled to this Severance Pay.

D. Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Reuben S. Leibowitz (Chairman) and Robert J. McLaughlin. Neither of them has served as an officer or employee of the Company.

Mr. Leibowitz is a Managing Director and member of Warburg Pincus, and a general partner of WP, each of which is an affiliate of Warburg. See also, "Information About the Nominees for Director" and "Stock Ownership Information" above. Warburg is the principal stockholder of the Company. Warburg currently owns 9,105,981 shares of common stock. Warburg also owns warrants to purchase an aggregate of 873,072 shares of common stock at an exercise price of $3.50 per share, and warrants to purchase an aggregate of 464,286 shares of common stock at an exercise price of $2.375 per share.

Pursuant to the 1997 Voting Agreement described above in "Questions and Answers About Voting," Warburg, the Kojaian Investors and GS Group have agreed to vote all their shares of common stock in favor of the election to the Board of one nominee designated by the Kojaian Investors, one nominee designated by GS Group, and all nominees designated by Warburg. Messrs. Leibowitz and Morgan have been designated as Warburg Nominees with respect to the 2000 election of directors.

E. Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate other filings, including this proxy statement, in whole or in part, the following Compensation Committee Report and the section entitled, "Grubb & Ellis Stock Performance" shall not be incorporated by reference into any such filings.

We, as a committee, have developed and implemented compensation policies, plans and programs which seek to reward achievement of positive financial results for the Company, and in doing so enhance stockholder value.

In order to attract and retain outstanding executives with the potential to contribute significantly to the success of the Company, our policies have sought to compensate executives commensurate with executives of equivalent-sized firms in terms of revenues and with similar responsibilities, but not necessarily the Peer Group companies referred to below under "Grubb & Ellis Stock Performance."

Our policies include the objective of assuring the qualification of each executive's compensation for deductibility under Section 162(m) of the Internal Revenue Code, if we believe that such qualification is appropriate in each case. Section 162(m) generally imposes a limit of $1 million per taxable year on deducting from taxable income of the Company the compensation paid to each of the chief executive officer and the other four most highly compensated executive officers.

The compensation of Mr. Young, former Chairman of the Board, President and Chief Executive Officer, during the 2000 fiscal year, pursuant to his employment agreement, as amended and extended through June 30, 2000, consisted of an annual base salary of $450,000 and eligibility for a bonus. His incentive compensation program for the 2000 fiscal year included eligibility to receive a bonus equal to 100% of his salary, subject to a minimum of $200,000, and was otherwise based upon Company performance with respect to its EBITDA margin, net income and revenue (the "Formula"). Mr. Young received a bonus of $491,000 for the 2000 fiscal year, which was calculated by applying the Formula to 10 months' Company results and then adding two months' salary, due to the unavailability of the final two months' results at the time of his resignation. In approving the compensation terms of his employment agreement, including its extension, we took into consideration our knowledge of competitive compensation programs for chief executive officers and Mr. Young's level of responsibility and expectations of future performance.

During the 2000 fiscal year, executive officers other than Mr. Young were eligible to receive compensation consisting of three components: base salary, bonus and longer-term equity incentives. The programs for these executives were based on a calendar year. Base salaries were approved based on the recommendations of the Chief Executive Officer and the Human Resources Department, and on our knowledge of competitive salaries as described above and our judgment about the executives' individual past performance, expectations of future performance, and most importantly, level of responsibilities. Bonuses were calculated as a designated percentage of salary for each executive, and earned upon achievement of annual targeted levels of Company-wide, and applicable business unit, revenue, EBITDA margin and net income, and performance to unit budgets. No one factor was a prerequisite to receiving a bonus.

Stock options are designed to align the interests of executives with those of stockholders, and further the growth, development and financial success of the Company. We believe that granting equity incentives to our management helps retain and motivate management. In recommending grants of stock options by the Board, we take into account the scope of responsibility, the performance requirements and anticipated contributions to the Company of each proposed optionee. In addition, stock options are awarded from time to time in connection with hiring or promoting executives. Our decision to recommend the award of equity incentives at the time of hiring or promotion is based upon the circumstances of a particular hiring or promotion, including the level of responsibility of the executive. Seven executive officers who held office during the 2000 fiscal year received options during that year to purchase common stock, with exercise prices set at fair market value at the dates of grant. The options vest over four years. We determined the recommended number of shares for the options given to each executive, primarily based upon the executive's level of responsibility.

                                          THE COMPENSATION COMMITTEE

                                          Reuben S. Leibowitz
                                          Robert J. McLaughlin

F. Grubb & Ellis Stock Performance

The following graph shows a five-year comparison of cumulative total stockholder return on our common stock against the cumulative total return on the S&P 500 Stock Index, and a peer group of the Company ("Peer Group"). The comparison assumes $100 was invested on June 30, 1995 in each of the foregoing and that all dividends, if any, were reinvested.

Method of Selection of Peer Group. We believe that the following commercial real estate firms are our primary, nationwide competitors having publicly-traded stock: CB Richard Ellis Services, Inc. ("CB"); Insignia Financial Group, Inc.; Jones Lang LaSalle Incorporated ("LaSalle"); and Trammell Crow Company. None of these firms has been public long enough to have a five-year stock price history. The dates on which they began public trading of their stock are November 26, 1996, September 21, 1998, July 17, 1997 and November 25, 1997, respectively. Therefore, the Peer Group we have used consists of the public companies with the same company-level Standard Industrial Classification ("SIC") Code as the Company, as reported by Media General Financial Services as of June 30, 2000, excluding firms whose business is real estate investment, such as real estate investment trusts. Our company-level SIC Code is 6531--real estate agents and managers. They are, in addition to the Company: Capital Title Group, Inc.; CB; The DeWolfe Companies, Inc.; HomeServices.com Inc.; Israel Land Development Company, Ltd.; Kennedy-Wilson, Inc.; LaSalle; and Monmouth Capital Corporation. Some of these companies do not have a five-year stock history.

               Comparison of Five-Year Cumulative Total Return*

                Grubb & Ellis Company, S&P 500 and a Peer Group
                  (Performance Results Through June 30, 2000)

                       [PERFORMANCE CHART APPEARS HERE]

                        6/30/95   6/30/96   6/30/97   6/30/98   6/30/99   6/30/00
                      -----------------------------------------------------------
Grubb & Ellis Company   $100.00   $200.00   $806.00   $670.59   $238.00   $276.00
S & P 500               $100.00   $126.00   $170.00   $221.00   $271.00   $291.00
Peer Group              $100.00   $101.00   $112.00   $134.00   $122.00   $ 91.00

* Total return assumes reinvestment of dividends on a quarterly basis. The figures are rounded to the nearest dollar. The comparisons in this table are not intended to forecast or to be indicative of possible future performance of our common stock.

                          RELATED PARTY TRANSACTIONS

The following are descriptions of certain transactions and business relationships between the Company and our directors, executive officers, and principal stockholders. On a quarterly basis, the Audit Committee reviews information about transactions involving Archon Group, L.P. and its affiliates and the Kojaian Companies and their affiliates, as described below, compared to transactions with other parties, and makes an independent recommendation to the Board as to the benefit to stockholders from such transactions. We believe that the fees and commissions paid to the Company as described below were comparable to those that would have been paid to unaffiliated third parties. See also "Questions and Answers About Voting" regarding the 1997 Voting Agreement and "Compensation Committee Interlocks and Insider Participation" above.

Archon, an affiliate of GS Group, a principal stockholder of the Company, is engaged in the asset management business, and performs asset management services for various parties. Mr. Williams, a director of the Company, is also a director of Archon and an officer of Archon Gen-Par, Inc., the general partner of Archon. During the 2000 fiscal year, Archon, its affiliates and portfolio property owners paid the Company and its subsidiaries the following approximate amounts in connection with real estate services rendered to Archon and its portfolio properties: $2,387,000 in management fees, $8,385,000 in real estate sale and leasing commissions and $226,000 in fees for other real estate and business services. In addition, Archon, its affiliates and portfolio companies were involved in transactions as purchasers and lessees during the 2000 fiscal year, for which the Company received approximately $352,000 in real estate commissions from the sellers and property owners.

The Kojaian Companies, Kojaian Management Corporation and their affiliates (collectively, "KMC") are controlled by the Kojaian Investors. C. Michael Kojaian, a director and principal stockholder of the Company, is a director, shareholder and an Executive Vice President of Kojaian Management Corporation. Mike Kojaian, his father, and also a principal stockholder of the Company, is also a director, shareholder and officer of the Kojaian Management Corporation. KMC is engaged in the business of investing in and managing real property both for its own account and for third parties. During the 2000 fiscal year, KMC and its portfolio companies paid the Company and its subsidiaries approximately $1,927,000 for management of their properties, and approximately $2,119,000 in real estate sale and leasing commissions. In addition, a KMC portfolio company was involved in a transaction as lessee during the 2000 fiscal year, for which the Company received a real estate commission of approximately $76,000 from the lessor.

AMLI Commercial Properties Trust, a real estate investment trust for which Mr. Meador, a former director of the Company who served for a portion of the 2000 fiscal year, serves as a director, paid the Company approximately $75,000 in real estate sales and leasing commissions in the 2000 fiscal year. In addition, American Express Company, for which Mr. Meador serves as Senior Vice President of Worldwide Real Estate, leased several properties for which landlords paid the Company approximately $93,000 in real estate commissions during the 2000 fiscal year. The Company paid American Express Company or its affiliates approximately $222,000 in the same fiscal year for travel services.

homestore.com, Inc., for which Mr. Hanauer, a director of the Company, serves as a director and is a shareholder, leased office space during the 2000 fiscal year, for which the Company was paid a real estate commission of approximately $1,174,000 by a landlord.

homestore.com, Inc. is the parent company of RealSelect, Inc. During the 2000 fiscal year, RealSelect, Inc. leased office space for which the Company was paid a real estate commission in the approximate amount of $123,000 by the landlord, which was an Archon portfolio company and the amount is included in the above disclosure. RealSelect, Inc. also owns an interest in LoopNet, Inc., an internet-based commercial listing service. Mr. Hanauer is a director of LoopNet, Inc., and Mr. Frye, the President of our Financial Services Group, is the Company's representative on the LoopNet Governance Board. In November 1999, the Company entered into certain agreements with LoopNet, Inc., whereby the Company invested approximately $1.5 million in cash and made additional in-kind contributions, for which it acquired preferred and common stock and a warrant to purchase preferred stock, representing approximately 2.5% of the equity of LoopNet. The in-kind contributions included non-exclusive rights to use certain trademarks of the Company and contributions, listings of property, and certain endorsements of LoopNet. The Company regularly contributes commercial property listings to LoopNet.

                               ----------------

This concludes our proxy statement. We hope that you found it informative and look forward to seeing you at our annual meeting.

                                          BY ORDER OF THE BOARD
                                          OF DIRECTORS

                                          [LOGO OF WALNER SIGNATURE]
                                          Robert J. Walner
                                          Corporate Secretary

                             GRUBB & ELLIS COMPANY
                            2000 STOCK OPTION PLAN

                          Effective November 16, 2000


     Grubb & Ellis Company, a corporation organized under the laws of the State of Delaware (the "Company") hereby adopts this Grubb & Ellis Company 2000 Stock Option Plan.

     The purposes of this Plan are as follows:

     (1) To promote the interests of the Company, its subsidiaries and its stockholders, in attracting and retaining key employees of the Company and its subsidiaries, by granting options to such persons to purchase shares of its common stock.

     (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing to them an opportunity to become owners of capital stock of the Company.

                                  ARTICLE I.

                                  DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1 - Administrator
-----------   -------------

     "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Article VI.

Section 1.2 - Board
-----------   -----

     "Board" shall mean the Board of Directors of the Company.

Section 1.3 - Change of Control
-----------   -----------------

     "Change of Control" shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, provided however, that after such acquisition, the Company is not eligible for deregistration under Section 12 of the Exchange Act; (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, provided however, that after such acquisition, the Company is not eligible for deregistration under Section 12 of the Exchange Act; (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.3; or (iv) any acquisition by Warburg, Pincus Investors, L.P. ("Warburg"), The Goldman Sachs Group, Inc. ("GS Group") or C. Michael Kojaian and Mike Kojaian (the "Kojaian Investors") or any affiliates thereof (collectively the "Current Investors") of additional securities beyond their present holdings unless such acquisition results in either (x) the termination of the Voting Agreement dated January 24, 1997 by and among the Current Investors as in effect on the date hereof, resulting in any one of the Current Investors obtaining the power to elect all or a majority of the Directors of the Company or (y) the Company being eligible for deregistration under Section 12 of the Exchange Act. For purposes hereof, "affiliate" of a Current Investor shall include all Persons controlled by or under common control with a Current Investor, or any trusts, partnerships or other entity for the benefit of a Current Investor which is an individual or for the benefit of such individual's family members; or

     (b) Individuals who, as of November 16, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation of a reorganization, merger or consolidation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, or more than 50% of the ownership interests, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or any entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation (or ownership interests of the entity) resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation (or such entity) except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation (or other such entity) resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) A substantial partial or complete liquidation or dissolution of the Company or approval of same by the stockholders of the Company; or

     (e) A sale or other disposition of all or substantially all of the assets of the Company; or

     (f) The Current Investors in the aggregate cease to own beneficially at least 45% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, other than by reason of an underwritten offering of shares to the public pursuant to a registration statement under the Securities Act, provided that immediately following such sale, no Person owns 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities.

Section 1.4 - Code
-----------   ----

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5 - Common Stock
-----------   ------------

     "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

Section 1.6 - Company
------------  -------

     "Company" shall mean Grubb & Ellis Company, a Delaware corporation.

Section 1.7 - Compensation Committee
-----------   ----------------------

     "Compensation Committee" shall mean the Compensation Committee of the Board.

Section 1.8 - Director
-----------   --------

     "Director" shall mean a member of the Board.

Section 1.9 - Disability
-----------   ----------

     "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

Section 1.10 - Employee
------------   --------

     "Employee" shall mean any Employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any entity which is then a Parent Corporation or a Subsidiary, whether such Employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.11 - Exchange Act
------------   ------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.12 - Fair Market Value
------------   -----------------

     "Fair Market Value" of a share of Common Stock as of any given date shall mean: (i) the closing price of the Common Stock on the New York Stock Exchange (as reported for regular trading hours and not extended hours) on the trading day preceding such date or, if shares of

Common Stock were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on such date, as determined in good faith by the Administrator; or (iv) if the Common Stock is not publicly traded, the Fair Market Value established by the Administrator acting in good faith. In determining the Fair Market Value of the Common Stock under subsection (i) of this Section 1.13, the Administrator may rely on the closing price as reported in the New York Stock Exchange composite transactions published in a) the Wall Street Journal; b) the Yahoo Finance internet site, or c) such other reliable source of information as the Administrator deems appropriate.

Section 1.13 - Immediate Family
------------   ----------------

     "Immediate Family" shall mean parents, siblings, spouse and issue, spouses of such issue and any trust for the benefit of, or the legal representative of, any of the preceding persons, or any partnership substantially all of the partners of which are one or more of such persons or the Optionee or any limited liability company substantially all of the members of which are one or more of such persons or the Optionee.

Section 1.14 - ISO
------------   ---

     "ISO" shall mean an incentive stock option within the meaning of Section 422 of the Code.

Section 1.15 - NQSO
------------   ----

     "NQSO" shall mean an Option that does not qualify as an incentive stock option under Section 422 of the Code.

Section 1.16 - Officer
-------------  -------

     "Officer" shall mean an Executive Officer designated as such by the Board and other corporate officers who are elected by the Board.

Section 1.17 - Option
------------   ------

     "Option" shall mean an option to purchase Common Stock of the Company, granted under this Plan. Options shall be ISOs or NQSOs.

Section 1.18 - Optionee
------------   --------

     "Optionee" shall mean an Employee to whom an Option is granted under this Plan.

Section 1.19 - Parent Corporation
------------   ------------------

     "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.20 - Person
------------   ------

     "Person" shall mean any of the following: an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

Section 1.21 - Plan
------------   ----

     "Plan" shall mean this Grubb & Ellis Company 2000 Stock Option Plan.

Section 1.22 - Rule 16b-3
------------   ----------

     "Rule 16b-3" shall mean that certain Rule 16b-3 promulgated under the Exchange Act, or any successor rule to such rule, and as such rule may be amended from time to time.

Section 1.23 - Secretary
------------   ---------

     "Secretary" shall mean the Secretary of the Company.

Section 1.24 - Section 16 Insider
------------   ------------------

     "Section 16 Insider" shall mean any Employee who is subject to the reporting requirements and trading restrictions of Section 16 of the Exchange Act.

Section 1.25 - Securities Act
------------   --------------

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.26 - Subsidiary
------------   ----------

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.27 - Term of Plan; Effective Date
------------   ----------------------------

     Subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company voting on or before November 16, 2000, this Plan shall be effective as of November 16, 2000 ("Effective Date"). Upon becoming effective, this Plan shall continue in effect until such date as the Board discontinues the Plan; provided, however, that no ISO shall be granted under the Plan after November 15, 2010. Any such termination of the Plan shall not affect Options previously granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

Section 1.28 - Termination of Employment
------------   -------------------------

     "Termination of Employment," for purposes of the Plan, shall mean the time when the Employee-employer relationship between the Optionee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company; and (ii) at the discretion of the Administrator, terminations which result in a temporary severance of the Employee-employer relationship not exceeding 180 calendar days. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment with respect to the Plan and the Options granted thereunder, including, but not limited to, all questions of whether particular leaves of absence constitute Terminations of Employment. However, nothing in this Plan shall be construed to modify the employment relationship between the Company and the Employee, which is an at-will employment relationship except to the extent expressly provided otherwise in writing.

                                  ARTICLE II.

                            SHARES SUBJECT TO PLAN

Section 2.1 - Shares Subject to Plan
-----------   ----------------------

     The shares of stock subject to Options shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed one million five - hundred thousand (1,500,000).

Section 2.2 - Unexercised Options
-----------   -------------------

     If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be available for the grant of Options hereunder, subject to the limitations of Section 2.1.

Section 2.3 - Changes in Common Stock
-----------   -----------------------

     In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, appropriate adjustments shall be made by the Administrator in the number and kind of shares for the purchase of which Options may be granted.

                                 ARTICLE III.

                              GRANTING OF OPTIONS

Section 3.1 - Eligibility
-----------   -----------

     The Administrator may grant Options to any key Employee of the Company or of any of its Subsidiaries, whether presently in existence or hereinafter organized or acquired. Independent contractors are not eligible to be granted Options under the Plan. A key Employee with the Company is one whose duties and/or authority are such that, in the judgment of the Administrator, he is in a position to contribute significantly to the success of the Company or any of its Subsidiaries.

Section 3.2 - Types of Options
-----------   ----------------

     (a) Options may be granted pursuant to this Plan at any time during its term. Options granted may be either ISOs or NQSOs.

     (b) ISOs shall be granted only to eligible Employees. The aggregate fair market value (determined as of the respective date or dates of grant) of the shares with respect to which ISOs may first be exercisable under the Plan (or any other plan of the Optionee's employer corporation or its Parent Corporation or Subsidiary) during any one calendar year shall not exceed the sum of $100,000. To the extent that an Option granted under this Plan exceeds these limits, that portion of the Option which does not qualify as an ISO shall be treated as an NQSO.

Section 3.3 - Granting of Options
-----------   -------------------

     (a) The Administrator shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

               (i) Determine which Employees in its opinion should be granted Options;

               (ii) Determine the number of shares to be subject to such Options granted to such selected Employees;

               (iii) Determine the terms and conditions of such Options, consistent with the Plan; and

               (iv) Determine whether such options shall be ISOs or NQSOs.

     (b) Upon the selection of an Employee to be granted an Option, the Administrator shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate.

                                 ARTICLE  IV.

                               TERMS OF OPTIONS

Section 4.1 - Option Agreement
-----------   ----------------

     Each Option shall be evidenced by a written Stock Option Grant, which shall be executed by an authorized Officer of the Company and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan.

Section 4.2 - Option Price
-----------   ------------

     The price per share of the Common Stock subject to each Option granted to Employees shall be set by the Administrator; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and in the case of ISOs, such price shall not be a) less than 110% of the Fair Market Value of a share of Common Stock on the date such ISO is granted if the optionee owns stock representing more than 10% of the total voting power of all classes of stock of the Company at the grant date, or b) less than 100% of the Fair Market Value of a share of Common Stock on the date such ISO is granted for all other Employees.

Section 4.3 - Option Vesting
-----------   --------------

     (a) Options shall become exercisable at such times and in such installments (which may be cumulative) as the Administrator shall provide in the terms of each individual Stock Option Grant; provided, however, that unless the
                                    --------  -------
Administrator otherwise provides, in the Stock

Option Grant or otherwise, no Option shall be exercisable by any Optionee until the Optionee has remained in employment for one year after the date the Option is granted. At any time after the grant of an Option, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

     (b) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable, unless otherwise determined by the Administrator.

Section 4.4 - Option Term
-----------   -----------

     The term of an Option shall be set by the Administrator in its discretion; provided, however, that the term for an ISO shall not be more than ten (10) years from the date of the Option is granted; and provided further, that no ISO granted to an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company at the date of grant shall be exercisable more than five (5) years after the date of grant. The Administrator may extend the term of any outstanding Option in connection with any Termination of Employment of the Optionee, or amend any other term or condition of such Option relating to such a termination; provided that an ISO may not be exercisable more than three months following Termination of Employment.

Section 4.5 - Adjustments in Outstanding Options
-----------   ----------------------------------

     In the event that the outstanding shares of Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, the Administrator shall make an appropriate and equitable adjustment in the number and kind of securities as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Administrator shall be final and binding upon all Optionees, the Company and all other interested persons.

                                  ARTICLE V.

                              EXERCISE OF OPTIONS

Section 5.1 - Person Eligible to Exercise
-----------   ---------------------------

     During the lifetime of the Optionee, only he may exercise an Option granted to him, or any portion thereof; provided, however, if such Option is transferred pursuant to Section 8.1, such Option may be exercised by the Immediate Family member to whom such Option was so transferred. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 5.2 - Partial Exercise
-----------   ----------------

     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Administrator may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

Section 5.3 - Manner of Exercise
-----------   ------------------

     An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable:

     (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Administrator or its delegate; and

     (b)  (i)       Full payment (in cash or by check) for the shares with
respect to which such Option or portion is thereby exercised; or

          (ii) Subject to the Administrator's consent, shares of Common Stock owned by the Optionee duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or submission of proof of such owned shares satisfactory to the Administrator followed by issuance of shares upon such exercise from which a number of such previously owned shares of appropriate value have been deducted;

          (iii) Subject to the Administrator's consent, payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

          (iv) Subject to the Administrator's consent, full payment in any other form approved by the Administrator, consistent with applicable law and the Plan; or

          (v) Any combination of the consideration provided in the foregoing subsections (i), (ii), (iii) and (iv); and

     (c)  On or prior to the date the same is required to be withheld:

          (i) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; or

          (ii) Subject to the Administrator's consent, full payment by delivery to the Company of shares of the Common Stock owned by the Optionee duly endorsed for transfer to the Company by the Optionee or other person then entitled to exercise such Option or portion with an aggregate Fair Market Value equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

          (iii) Subject to the Administrator's consent, full payment by retention by the Company of shares of Common Stock to be issued pursuant to such Option exercise with an aggregate Fair Market Value equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

          (iv) Any combination of payments provided for in the foregoing subsections (i), (ii) or (iii).

     (d) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

     (e) In the event that the Option or portion thereof shall be exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4 - Conditions to Issuance of Stock  and/or Stock Certificates
-----------   ----------------------------------------------------------

     The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue any shares of Common Stock or deliver any certificate or certificates for shares of Common Stock or other evidence of ownership of shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

     (e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.

Section 5.5 - Expiration of Options
-----------   ---------------------

     (a) Subject to the provisions of Section 5.5(b), the Administrator shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Administrator may provide in the terms of individual Options that the unvested portion of said Option expires immediately upon a Termination of Employment for any reason.

     (b) In the event of Termination of Employment of an Optionee by reason of death or Disability, his Option(s) may not be exercised to any extent by anyone after the expiration of twelve (12) months from such Termination of Employment, unless otherwise determined by the Administrator for a specifically designated Option.

Section 5.6 - Rights as Stockholders
-----------   ----------------------

     The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until such shares have been issued by the Company to such holders.

Section 5.7 - Transfer Restrictions on Shares
-----------   -------------------------------

     The Administrator, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Grant and may be referred to on the certificates evidencing such shares and/or through the issuance of stop-transfer orders to transfer agents and registrars. The Administrator may require the Optionee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of any stock options, within two years from the date of granting such option or one year after the transfer of such shares to such Optionee. The Administrator may direct that certificates evidencing shares or other evidence of ownership of such shares acquired by exercise of any stock options refer to such requirement to give prompt notice of disposition.

                                  ARTICLE VI.


                                 ADMINISTRATION

Section 6.1 - Committee
-----------   ---------

     The Administrator of the Plan with respect to Options granted to Employees who are not Section 16 Insiders shall be the Compensation Committee. The Administrator of the Plan with respect to Options granted to Section 16 Insiders shall be the Board; provided, that the Board is authorized to delegate to the Compensation Committee or other Board committee designated as the Administrator such administrative powers with respect to the Plan as it deems appropriate but only to the extent that the requirements of the exemption under Rule 16b-3 are met with respect to Options granted to Section 16 Insiders. In either case, the Board has the authority to designate another committee or a subcommittee of the Board to administer the Plan, consisting solely of two or more Directors appointed by, and serving on such committee at the pleasure of, the Board. Appointment of members of such committee shall be effective upon acceptance of appointment. Such members may resign at any time by delivering written notice to the Board. Vacancies in such committee shall be filled by the Board.

Section 6.2 - Duties and Powers of the Administrator
-----------   --------------------------------------

     (a) The Administrator is authorized to grant Options, including determining the terms of the Options, granted under the Plan. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and the Stock Option Grants, and to adopt such rules for the administration, interpretation and application of the Plan and the Stock Option Grants as are consistent therewith and to interpret, amend or revoke any such rules.

Section 6.3 - Majority Rule; Written Consent
-----------   ------------------------------

     The Administrator shall act by a majority of its members in office. The Administrator may act either by vote at a meeting at which a quorum is present or by a memorandum or other written instrument signed by a majority of the members of the Administrator.

Section 6.4 - Compensation; Professional Assistance; Good Faith Actions
-----------   ---------------------------------------------------------

     Members of the Administrator shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers, administrative service providers or other persons. The Administrator, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Administrator shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                 ARTICLE VII.


                               CHANGE OF CONTROL

Section 7.1 - Automatic Acceleration of Vesting of Options
-----------   --------------------------------------------

     Notwithstanding the provisions of Section 4.3, all outstanding Options which are at least 50% vested prior to a Change of Control, shall vest immediately upon the occurrence of a Change of Control; subject to the provisions of Sections 7.2 and 7.4 hereunder.

Section 7.2 - Administrator's Powers Upon a Change of Control
-----------   -----------------------------------------------

     In the event of a Change of Control, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, granted or issued under the Plan or to facilitate such transaction or event:

     (i) To provide for either the purchase of any such Option, for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or payable or fully vested or the replacement of such Option, with other rights or property selected by the Administrator in its sole discretion;

     (ii) To provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option;

     (iii) To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

     (iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, or Options which may be granted in the future; and

     (v) To provide that immediately upon the consummation of such event, such Option shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option shall be exercisable in full, notwithstanding anything to the contrary in the Plan or the provisions of such Option.

Section 7.3 - Assumption of Options or Substitutions of Equity Awards by
-----------   ----------------------------------------------------------
Successors
----------

     If the Company undergoes an Change of Control, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Change of Control transaction)for Options outstanding under the Plan.

Section 7.4 - Impact of Options Upon Pooling of Interests
-----------   -------------------------------------------

     Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of this Plan or any Option would so qualify, then this Plan and any such agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any such agreement would disqualify the transaction from pooling of interests accounting treatment then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction. The existence of the Plan, any Option shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                 ARTICLE VIII.

                               OTHER PROVISIONS

Section 8.1 - Transferability of Options
-----------   --------------------------

     Options granted under this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution. Notwithstanding the foregoing provisions of this Section 8.1, the Administrator may provide that an Option may be transferred to an Immediate Family member; provided, however, that any such transfer is without payment of any consideration whatsoever, that no such transfer shall be valid unless first approved by the Administrator, acting in its sole discretion, and that any Option so transferred shall remain subject to the terms and conditions of this Plan and the Stock Option Grant.

Section  8.2 - Amendment, Suspension or Termination of the Plan
------------   ------------------------------------------------

     The Plan may be wholly or partially amended or otherwise modified or suspended by the Administrator; provided, that stockholder approval shall be required for any amendments or modifications which change the number of shares of Common Stock or otherwise are required to be submitted to a vote of stockholders of the Company pursuant to the requirements of any exchange on which the Company's shares are then listed, the Exchange Act or pursuant to
Section 422 of the Code. In such event, the amendment or modification shall be effective upon the affirmative vote of a majority of shares voting. The Plan may be terminated at any time or from time to time by the Board. However, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the each outstanding Option granted hereunder, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan.

Section 8.3 - Effect of Plan Upon Other Option and Compensation Plans
-----------   -------------------------------------------------------

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 8.4 -  Miscellaneous
-----------    -------------

     (a) No person shall have any claim or right to be granted an Option under this Plan. The grant of an Option under this Plan shall not confer any right on the Optionee to continue in the employ of or association with the Company or limit in any way the right of the Company to terminate such employment.

     (b) The Company shall have the right to condition exercise of Options granted pursuant to this Plan upon satisfactory arrangements to assure that, to the extent the exercise of such Options shall result in realization by the person exercising such Options of income subject to a requirement that taxes be withheld with respect to such income, the amount of such taxes shall be provided by the Optionee at the time of exercise of the Options or the number of Shares issuable upon such exercise shall be reduced and withheld to satisfy such tax obligations.

Section 8.5 - Compliance with Laws
-----------   --------------------

     The Plan, the granting and vesting of Options under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or in connection with options granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 8.6 - Titles
-----------   ------

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 8.7 - Governing Law
-----------   -------------

     This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to conflicts of laws thereof.


**********

     I hereby certify that the foregoing Grubb & Ellis Company 2000 Stock Option Plan was duly adopted by the holders of the Common Stock of the Company as of November 16, 2000.

     Executed on this _____ day of_______________, 2000.




                              Carol Vanairsdale
                              Vice President and Assistant General
                                Counsel

                PROXY       GRUBB & ELLIS COMPANY        PROXY

           For the Annual Meeting of Stockholders - November 16, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I am a stockholder of Grubb & Ellis Company (the "Company") and I have received the Notice of Annual Meeting of Stockholders dated October 12, 2000 and the accompanying Proxy Statement. I appoint Robert J. Walner and Blake W. Harbaugh and each or any of them as Proxy Holders, with full power of substitution, to represent and vote all the shares of Common Stock which I may be entitled to vote at the Annual Meeting of Stockholders to be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois, in the Almond Room on Thursday, November 16, 2000 at 10:00 a.m. or at any and all adjournments thereof, with all powers which I would have if I were personally present at the meeting.

The shares represented by this Proxy will be voted in the way that I direct. If no direction is made, the Proxy will be voted "FOR" all nominees listed under the "Election of Directors," all of whom have been nominated by the Board of Directors and "FOR" the stock option plan as described in the accompanying proxy statement. If any of the nominees listed becomes unavailable to serve as a director prior to the Annual Meeting, the Proxy will be voted for any substitute nominee(s) designated by the Board of Directors. I ratify and confirm all that the above Proxy Holders may legally do in relation to this Proxy.

                 (Continued and to be signed on reverse side.)

                             GRUBB & ELLIS COMPANY

 PLEASE MARK VOTE IN THE OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]
[                                                                              ]

The Board of Directors recommends a vote FOR all nominees for Directors and FOR the stock option plan.

1.  Election of Directors--                                                    2.  Approval of the Grubb & Ellis 2000
                                                                                   Stock Option Plan--

Nominees:                                          For     Withhold     For All          For   Against    Abstain
01-R. David Anacker, 02-Joe F. Hanauer,            All       All        Except*          [ ]     [ ]        [ ]
03-C. Michael Kojaian, 04-Reuben S. Leibowitz,     [ ]      [ ]          [ ]
05-Ian C. Morgan, 06-Robert J. McLaughlin and
07-Todd A. Williams

                                                                               3.  In accordance with the judgments of the Proxy
                                                                                   Holders upon such other business as may properly
-------------------------------------                                              come before the meeting and at any and all
*Except nominee(s) written above                                                   adjournments thereof.

                                                                                  Mark here for address change and indicate: [ ]

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